UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ICON Leasing Fund Twelve, LLC

(Exact name of registrant as specified in its charter)

Delaware	20-5651009
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Fifth Avenue, 4th Floor, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

___________________________	___________________________________

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:                333-138661_____ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Shares of Limited Liability Company Interests

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

The shares of limited liability company interests in the Registrant are described in the Prospectus included in the Registrant’s Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on April 7, 2008 (File No. 333-138661).  Such description is incorporated herein by reference.

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

Exhibit Number	Description
3.1*	Certificate of Formation of ICON Leasing Fund Twelve, LLC filed with the Delaware Secretary of State
4.1**	ICON Leasing Fund Twelve, LLC Limited Liability Company Agreement (included as Exhibit A to the Prospectus)
4.2**	Subscription Agreement, including the member signature page and power of attorney (included as Exhibit C to the Prospectus)

*  Previously filed as an exhibit to the initial pre-effective filing of the Registration Statement filed on November 13, 2006.
**  Previously filed and included in Post-Effective Amendment No. 2 to Registration Statement on Form S-1 filed on April 7, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ICON Leasing Fund Twelve, LLC

(Registrant)

Date: April 24, 2008

By:   ICON Capital Corp., a Delaware corporation, its Manager

By:   /s/Michael A. Reisner
 Michael A. Reisner
 Co-President and Co-Chief Executive Officer